Exhibit 11.3

Consent of Independent Registered Public Accounting Firm

Item 9 Labs Corp.

Phoenix, Arizona

We hereby consent to the use in the Form 1-A filing of our report dated January 12, 2021, relating to the consolidated financial statements of Item 9 Labs Corp. appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

We also consent to the reference to us under the caption “Experts” in the Regulation A filing.

Certified Public Accountants

February 2, 2022